SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 19, 2019

Charter Communications, Inc.
CCO Holdings, LLC
CCO Holdings Capital Corp.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

001-33664	84-1496755
001-37789	86-1067239
333-112593-01	20-0257904
(Commission File Number)	(I.R.S. Employer Identification Number)

400 Atlantic Street
Stamford, Connecticut 06901
(Address of principal executive offices including zip code)

(203) 905-7801
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.
The New York Public Service Commission (the “PSC”) issued multiple orders against Charter Communications, Inc. (“Charter or the “Company”) including two orders on July 27, 2018 relating to the agreement by which the PSC approved Charter’s merger with Time Warner Cable Inc. (“TWC”). One order determined that Charter had failed to satisfy one of its merger conditions by not extending its high speed broadband network according to the PSC’s interpretation of which homes and businesses Charter built to should count. The order further directed the initiation of a court action to impose financial and other penalties on Charter. The second order purported to rescind the PSC’s January 2016 approval of Charter’s acquisition of TWC’s New York operations and directs Charter to submit a plan to effect an orderly transition to a successor provider or providers for Charter to cease operations in New York within six months of the order.  As the Department of Public Service (“DPS”) and Charter entered into discussions with the possibility of resolving the PSC related matters, the PSC extended such deadline. On July 30, 2018, the PSC filed a petition in the Supreme Court of the State of New York seeking penalties of $100,000 per day from June 18, 2018 and until Charter complies with the PSC’s interpretation of the merger conditions. The petition also seeks injunctive relief to enjoin failure to comply with the New York Public Service Laws or any regulation or order of the PSC. The petition has been stayed while the Company and the PSC have been engaged in negotiation.

On April 19, 2019, DPS and Charter jointly presented to the PSC a proposed settlement to resolve these disputes, subject to final approval by the PSC. If approved by the PSC, the settlement will resolve all outstanding matters regarding these disputes. No penalties or forfeiture will be assessed as a result of the agreement, and the agreement specifically provides that the Company has not been found to have committed, nor has it admitted to any violation. The buildout expenditures incurred by the Company to meet the buildout requirements of the settlement agreement will continue to be accounted for as capital expenditures. Additionally, the incremental capital expenditures incurred by the Company to meet the buildout requirements of the settlement agreement will not have a material impact on the Company’s current capital expenditure plans.

The agreement has been made public for public comment and review under the New York State Administrative Procedure Act. Following the 75-day public comment period, should the PSC not approve the settlement, or should it choose to modify the settlement such that the Company does not accept such modified settlement terms, the Company would defend itself against the actions brought by the PSC. The Company cannot predict whether the PSC will approve the proposed settlement following the comment period nor can it preclude the potential for future negotiations with DPS and a further approval process with the PSC. Should the settlement not be approved and the pending actions proceed, the Company believes any such actions by the PSC would be without merit and the Company does not believe that the results of the proceedings would have a material adverse effect on the Company, the Company cannot predict the outcome of the PSC claims, and no assurance can be given that should an adverse outcome result, that it would not be material to the Company’s consolidated financial condition, results of operations or liquidity. Likewise, the Company cannot reasonably estimate a range of possible losses in the event of an adverse result.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, each of Charter Communications, Inc., CCO Holdings, LLC and CCO Holdings Capital Corp. has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARTER COMMUNICATIONS, INC.,
Registrant

	By:	/s/ Kevin D. Howard
Kevin D. Howard
Date: April 19, 2019		Chief Accounting Officer and Controller

CCO Holdings, LLC
Registrant

	By:	/s/ Kevin D. Howard
Kevin D. Howard
Date: April 19, 2019		Chief Accounting Officer and Controller

CCO Holdings Capital Corp.
Registrant

	By:	/s/ Kevin D. Howard
Kevin D. Howard
Date: April 19, 2019		Chief Accounting Officer and Controller